Draft:  3/19/03

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR
15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 19, 2003

NATIONAL EQUIPMENT SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

1-14163

36-4087016

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1603 Orrington Avenue

Suite 1600
60201

Evanston, IL		(Zip Code)

Registrant’s telephone number, including area code:  (847) 733-1000

Item 5. Other Matters and Regulation FD Disclosure

National Equipment Services, Inc. (the “Company”) has notified the senior bank lenders (the “Senior Lenders”) under its Amended and Restated Credit Agreement dated as of August 6, 1999, as amended (the “Credit Agreement”), that it is in default under the Credit Agreement.  As of December 31, 2002, the Company and the Senior Lenders entered into Amendment No. 8 to the Amended and Restated Credit Agreement (“Amendment No. 8”), which, among other things, amended the definition of “Borrowing Base.”  As of January 23, 2003, the Company and the Lenders entered into an agreement (the “Forbearance Agreement”), pursuant to which the Senior Lenders agreed to a forbearance period during which they agreed not to exercise certain remedies available to them as a result of the existing defaults under the Company’s Credit Agreement.  The initial forbearance period ended on March 14, 2003.

As of March 14, 2003, the Company and the Senior Lenders entered into the Second Forbearance Agreement and Amendment No. 9 to the Amended and Restated Credit Agreement (the “Second Forbearance Agreement”), which extended the forbearance period.  The forbearance period, which is currently scheduled to end on May 14, 2003, will end sooner upon the occurrence of certain events, such as an event of default under the Credit Agreement (other than an Acknowledged Event of Default (as defined)), or in the event the Company fails to complete certain actions over the course of the next month leading to a financial restructuring.  A copy of Amendment No. 8 is attached as Exhibit 99.1 and incorporated herein by reference. A copy of the Forbearance Agreement is attached as Exhibit 99.2 and incorporated herein by reference.  A copy of the Second Forbearance Agreement is attached as Exhibit 99.3 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits:

99.1                           Amendment No. 8 entered into as of December 31, 2002 to Amended and Restated Credit Agreement.

99.2                           Forbearance Agreement entered into as of January 23, 2003.

99.3                           Second Forbearance Agreement and Amendment No. 9 to Amended and Restated Credit Agreement entered into as of March 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

National Equipment Services, Inc.

Dated: March 19, 2003	By:	/s/ Michael D. Milligan
Michael D. Milligan
Senior Vice President
and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment No. 8 entered into as of December 31, 2002 to Amended and Restated Credit Agreement.

99.2	Forbearance Agreement entered into as of January 23, 2003.

99.3	Second Forbearance Agreement and Amendment No. 9 to Amended and Restated Credit Agreement entered into as of March 14, 2003.